THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE, AS OF THE TIME OF ISSUANCE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                          COMMON STOCK PURCHASE WARRANT
                           Expiring February 10, 2002

                                                        Date:  February 10, 1998

     Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), for value received, hereby certifies that Liviakis Financial Communications, Inc. of 2420 "K" Street, Suite 220, Sacramento, CA 95816, or its assigns, is entitled to purchase from the Company 967,500 duly authorized shares (subject to adjustment pursuant to Section 2 below) of the Company's common stock (the "Warrant Stock"), at a purchase price of $4.62 per share (the "Exercise Price"), all subject to the terms, conditions, and possible adjustments set forth below.

1.   Exercise of Warrant.

     1.1 Exercise Period. The holder of this Warrant may exercise it, in whole or in part, at any time after May 15, 1998, until 5:00 p.m., Pacific Standard time, on February 10, 2002, at which time the right to exercise this Warrant shall expire (the "Expiration Date").

     1.2 Warrant Stock Exercisable; Payment. This Warrant may be exercised in increments of no less than 10,000 shares of Warrant Stock at any one time. However, if the total number of shares of Warrant Stock remaining is less than 10,000, then the holder may exercise this Warrant for the number of remaining shares of Warrant Stock.

     1.3 Manner of Exercise; Exercise Payment. The holder of this Warrant may exercise it during normal business hours on any business day by delivering to the Company (a) a completed Subscription Agreement, at the address set forth in a subscription agreement in the form attached as Exhibit A (the "Subscription Agreement") which indicates the number of shares of Warrant Stock being purchased in such exercise (the "Exercised Shares"), (b) the original Warrant, and (c) the Exercise Price associated with the number of the Exercised Shares (the "Exercise Payment"), in cash or by certified or official bank check payable to the order of the Company. The Exercise Payment shall be determined by multiplying (i) the number of Exercised Shares, by (ii) the Exercise Price.

     1.4 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which the holder has complied with the requirements of Section 1.3 (the "Exercise Date"). At such time, the person or persons in whose name or names any certificate or certificates for shares of Warrant Stock shall be issued upon such exercise shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock as is indicated in such Subscription Agreement. The holder shall be deemed for all corporate purposes to have become the holder of record of such shares on the Exercise Date.

     1.5 Delivery of Stock Certificates. Within five business days after the Exercise Date, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof, or to the person or entity such holder may direct (after payment by such holder of any applicable transfer taxes), a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock to which the holder or its designee shall be entitled upon such exercise.

     1.6  Partial Exercise.

          1.6.1 Fractional Shares. In the event of any partial exercise of this Warrant, the Company will not issue certificates for any fractional shares of the Warrant Stock to which the holder otherwise may be entitled, and the Company shall not be obligated to refund an amount of cash comprising the market value of any fractional share of Warrant Stock for which the Company will not issue a certificate.

          1.6.2 Replacement Warrant. In the event of any partial exercise of this Warrant, upon tender of this Warrant to the Company, the Company shall issue a new Warrant containing the same terms and conditions as this Warrant but calling on the face thereof for the number of shares of Warrant Stock equal to the number of shares called for on the face of this Warrant minus the number of shares of Warrant Stock issued upon the partial exercise of this Warrant.

2. Adjustment of Warrant Stock Issuable Upon Exercise. If the Company at any time or from time to time after the date of this Warrant, but before expiration, effects a split or subdivision of the outstanding shares of its then outstanding common stock into a greater number of shares of common stock, or if the Company effects a reverse split of the outstanding shares of its common stock into a lesser number of shares of common stock (by reclassification or otherwise than by payment of a dividend in common stock), then, and in each such case, the number of shares called for on the face of this Warrant (or the face of any replacement Warrant issued upon partial exercise) shall be adjusted proportionally, and the exercise price with respect to such adjusted number of shares also shall be adjusted proportionally.

3.   Restrictions on Transfer.

     3.1  Restrictive Legends.

          3.1.1 Replacement Warrants. Each replacement Warrant issued upon partial exercise or the transfer of any Warrant shall contain a legend in substantially the following form:

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

          3.1.2 Unregistered Warrant Stock. Until such time as the resale of the Warrant Stock may be registered under Section 6, each certificate for Warrant Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Warrant Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933 AND APPROPRIATE STATE SECURITIES LAWS. FURTHERMORE, NO OFFER, SALE, OR TRANSFER, IS TO TAKE PLACE UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, AT SHAREHOLDER'S EXPENSE, AND SATISFACTORY TO IT, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          3.1.3 Warrant Stock Registered for Resale. Until such time as any Warrant Stock registered for resale under Section 6 is sold to a third party in compliance with applicable securities laws, each certificate for the Warrant Stock issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Warrant Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED FOR RESALE PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY BE TRANSFERRED WITHOUT RESTRICTION ONLY UPON:

     (A) (1) CONFIRMATION FROM THE COMPANY THAT THE REGISTRATION STATEMENT IS EFFECTIVE AS OF THE DATE OF TRANSFER, AND

          (2) CONFIRMATION FROM THE HOLDER HEREOF OF COMPLIANCE WITH THE PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT OR THE RULES PROMULGATED THEREUNDER; OR

     (B) RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND/OR PROSPECTUS DELIVERY IS NOT REQUIRED.

The Company shall have no obligation to remove the above legend from a certificate representing Warrant Stock registered for resale unless the Company's has received written confirmation, in a form acceptable to the Company, that either condition (A) or condition (B) in the above legend has been met.

     3.2 Notice of Proposed Transfer. Prior to the transfer of any shares of Warrant Stock, and during any period during which such shares of Warrant Stock are not registered by the Company under an effective registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the holder thereof shall give written notice to the Company, which notice shall
(a) state such holder's intention to transfer such restricted shares and to comply in all other respects with the transfer requirements of this Warrant; (b) describe the circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below; and (c) designate counsel for the holder giving such notice. The holder giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

          3.2.1 If (a) in the opinion of counsel for the holder designated in the notice the proposed transfer may be effected without registration of such shares of Warrant Stock under the Securities Act and any applicable state securities laws, and (b) counsel for the Company shall not have rendered an opinion within 15 days after receipt by the Company of the notice required by
Section 3.2 that registration is required, the holder shall thereupon be entitled to transfer such shares of Warrant Stock in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1, unless in the opinion of each such counsel the legend is no longer required to insure compliance with the Securities Act.

          3.2.2 If in the opinion of either or both of such counsel the proposed transfer may not legally be effected without registration of the shares of Warrant Stock under the Securities Act or applicable state securities laws, the Company will promptly so notify the holder thereof and the holder shall not be entitled to transfer the shares of Warrant Stock until receipt of a further notice from the holder under Section 3.2.1 above and opinions as to transferability, or until registration of such shares of Warrant Stock under the Securities Act or applicable state law has become effective (provided that the Company has no obligation to register Warrant Stock other than pursuant to
Section 6 below).

4. Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Warrant Stock that would be issuable upon the exercise of all Warrants at the time outstanding. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable.

5. Ownership, Transfer and Substitution of Warrants.

     5.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the Company's records as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. Nevertheless, when a Warrant is properly assigned in blank, the holder thereof may exercise the Warrant without first having a new Warrant issued.

     5.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or exchange at the principal office of the Company, the Company will execute and (after payment by the holder of any applicable transfer taxes) deliver to any person specified by the holder of the Warrant a new Warrant or Warrants of like tenor.

     5.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any loss, theft or destruction of any Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of mutilation, upon surrender of the Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

6. Registration Rights.

     6.1 Piggy-Back Registration Rights.

          6.1.1 Scope. If the Company shall determine to register any of its common stock either for its own account or the account of a security holder or holders prior to November 30, 1998, other than a registration relating solely to
(i) employee benefit plans, or (ii) registration on any registration form that does not permit secondary sales, the Company will:

               (a) promptly give written notice of the proposed registration to the holder of this Warrant or any Warrant Stock issued or issuable upon the exercise of this Warrant; and

               (b) with respect to any Warrant Stock that has not been held for a one-year period, include in such registration (and any related qualification or other compliance filing under applicable blue sky laws), and in any underwriting involved therein, all or any portion of the Warrant Stock then issued or issuable upon exercise of this Warrant as specified in a written request made by such holders within 30 days after receipt of the written notice from the Company described in Section 6.1.1.

          6.1.2 Underwritten Offerings.

               (a) Participation in Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders as part of the written notice described in Section 6.1.1(a). In such event, the holders' rights to registration pursuant to this Section 6 shall be conditioned upon participation in the underwriting and the inclusion of stock in the underwriting to the extent provided herein. Holders and the Company (and any other security holders proposing to distribute their securities through the underwriting) shall enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by the Company.

               (b) Limitation on Registration Rights. Notwithstanding any other provisions of this Section 6.1, if the representatives of the underwriter or underwriters determine in good faith that marketing factors make it advisable to impose a limitation on the number of secondary shares to be included in the registration, the number of such secondary shares, if any, that may be included in the registration and underwriting on behalf of such holders, and any other security holders proposing to distribute their securities of the Company through such underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of securities that they had requested to be included in such registration at the time of filing the registration statement. If such holders disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to the Company and the representatives of the underwriter or underwriters.

               (c) Moratorium on Sales. If representatives of the underwriter or underwriters in a registered public offering of shares by the Company exclude any of the Warrant Stock from the offering under Section 6.1.2(b), then the holder of those shares shall not exercise this Warrant or offer or sell any of the Warrant Stock for the earlier of (i) a period ending 180 days following the effective date of such registered public offering, or
     (ii) the date that the underwriter agrees that an offering or sale of the Warrant Stock by the holder may proceed.

     6.2 Form S-3 Registration. If the Company does not anticipate commencing a registration in which the holder of this Warrant may participate under Section
6.1.1 by November 30, 1998, then the Company agrees to use its best efforts to file with the U.S. Securities and Exchange Commission, by November 30, 1998, a Form S-3 registration statement which registers the holder's resale of the Warrant Stock to third parties. The holder agrees to provide the Company, in a timely manner, any information required to be provided by the holder in connection with the filing of that registration statement. The Company agrees to keep the registration statement effective only until the earlier of (a) the date as of which the holder of this Warrant may sell all of the Warrant Stock without restriction pursuant to Rule 144 under the Securities Act, and (b) the date on which the holder has exercised and sold all of the Warrant Stock.

     6.3 Prospectus Delivery Requirements. The holder of Warrant Stock registered under this Section 6 shall comply with all applicable prospectus delivery requirements, if any, required by the Securities Act and shall provide confirmation of such deliver to the Company.

7. No Rights or Liabilities as Stockholder. Nothing herein shall give or shall be construed to give the holder of this Warrant any of the rights of a shareholder of the Company, including without limitation the right to vote on matters requiring the vote of shareholders, the right to receive any dividend declared and payable to the holders of common stock, or the right to a pro-rata distribution upon the Company's dissolution.

8. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to the holders of any Warrant, to the registered address of the holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, to: Sheryl A. Symonds, Vice President Administration & General Counsel, Creekside Building, 24000 - 35th Ave S.E., Suite 200, Bothell, WA 98021, or to the address of such other principal office of the Company as the Company shall have furnished to each holder of any Warrants in writing; provided that the exercise of any Warrants shall be effective only in the manner provided in
Section 1.

9. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by the laws of the State of Washington. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.


                                       By: DONALD A. WRIGHT
                                           -------------------------------------
                                           Donald A. Wright, President

                                    Exhibit A

                       NOTICE OF EXERCISE AND SUBSCRIPTION

To:  Pacific Aerospace & Electronics, Inc.
     c/o Vice President Administration & General Counsel
     Creekside Building
     24000 - 35th Ave S.E., Suite 200
     Bothell, WA 98021

     Exercise. The undersigned hereby irrevocably exercises its right to purchase, and subscribes for, ___________ shares of the Common Stock, $.001 par value per share, of Pacific Aerospace & Electronics, Inc., a Washington corporation, at $4.62 per share, pursuant to and in accordance with the terms and conditions of a Common Stock Purchase Warrant dated February 3, 1998 (the "Warrant").

     Deliveries. The undersigned is delivering the following items to the Company. The undersigned acknowledges that the Company shall have no obligation to issue the Warrant Stock subscribed for herein until the Company has received all of these items.

o Original Notice of Exercise and Subscription signed by the holder of the Warrant.
o    Original Warrant.
o Certified or cashier's check in the amount of $_________ as payment for the Warrant Stock being exercised.
o Confirmation of Sale and Prospectus Delivery (if legend removal is requested; see below).
o Any other documents that the Company may reasonably require in connection with such exercise

     Certificate. The undersigned requests that a certificate for such shares be issued in the name of ________________________ and be delivered to the following address:

                         ------------------------------
                         ------------------------------

     Legend. The undersigned acknowledges that if the Warrant Stock has not been registered, or has been registered only for resale to third parties, then the requested certificate will bear a legend as to the restrictions or conditions on resale of the Warrant Shares as set forth in Section 3.1 of the Warrant. The undersigned acknowledges that the Company shall have no obligation to issue an unlegended certificate unless (a) the issuance of the Warrant Stock has been registered, or (b) if resale of the Warrant Stock has been registered on a Form S-3 registration statement, the Company has received written confirmation, in a form acceptable to the Company, of (i) the contemporaneous sale of the Warrant Stock to a third party, and (ii) delivery of the required prospectus to the purchaser of the Warrant Stock.

Date:---------------------             Name:------------------------------------

                                            Signature---------------------------
                                            Title (if applicable)---------------
                                            Address:
                                            ------------------------------------
                                            ------------------------------------
                                            Taxpayer ID #:----------------------